SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 4, 2001

           EMEX CORPORATION (formerly known as Hawks Industries, Inc.)
             (Exact name of registrant as specified in its charter)

           Nevada                     0-5781                     83-0211955
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

    115 East 57th Street, Suite 1540, New York, NY                10022
      (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code   (212) 593-2500

           Hawks Industries, Inc., 913 Foster Road, Casper, WY 82601 (Former name or former address, if changed since last report)

                              Item 5. Other Events.

     During the month of June 2001 one of the registrant's shareholders, namely Thorn Tree Resources, L.L.C., made loans in the aggregate amount of $860,040 to the registrant. The loans will mature on July 31, 2002 and bear interest at the rate of seven percent per annum to be accrued until maturity. Prior to maturity, the loans will be convertible at the election of the holder, in whole or in part, into common stock of the registrant at the rate of one share of common stock for each Ten Dollars of unpaid principal amount of the loan, subject to proportional adjustment for any stock splits or stock dividends.

     The loans previously reported made to the registrant in May 2001 in the respective principal amounts of $200,000 by Universal Equities Consolidated, LLC, and $225,000 by Thorn Tree Resources, L.L.C. have been amended to contain the same terms as the above loans made in June.

                                   Signatures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.


                                      EMEX CORPORATION (formerly known as
                                      Hawks Industries, Inc.)
                                      -------------------------------------
                                                  (Registrant)


                                             /s/ Milton E. Stanson
                                      -------------------------------------
                                         (Signature) (Milton E. Stanson,
                                          Vice President and Treasurer)